UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2023
SMART SAND, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37936	45-2809926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
28420 Hardy Toll Road, Suite 130
Spring, Texas 77373
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 231-2660
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SND	NASDAQ

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
As previously reported in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2021, Smart Sand, Inc. (the “Company”) entered into a multi-year Master Product Purchase Agreement (the “PPA”) with EQT Production Company, a subsidiary of EQT Corporation (the “Buyer”), for the purchase of frac sand by the Buyer.

On February 24, 2023, the Company and Buyer executed a First Amendment to Master Product Purchase Agreement (the “Amendment”). The Amendment has an effective date of January 1, 2023. The purpose of the Amendment is to, among other things, extend the term of the PPA through 2025, increase the annual tonnages and provide additional tonnage flexibility between contract years.

The above summary does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2023, the Board of Directors of the Company appointed Christopher Green as the Company’s Vice President of Accounting and principal accounting officer, effective immediately.
Mr. Green, age 40, joined the Company in August 2018 and, prior to his appointment as the Company’s Vice President of Accounting and principal accounting officer, served in various roles with the Company, including as Controller, Assistant Controller, and Senior Manager of Financial Reporting, from August 2018 through January 2021 and April 2021 through February 22, 2023. From January 2021 through April 2021, Mr. Green served as Controller at Coventus-Flower Orthopedics. Prior to joining the Company in 2018, Mr. Green served as Senior Manager of Technical Accounting at Unisys Corporation from April 2017 through July 2018. Prior to joining Unisys Corporation, Mr. Green served as Financial Reporting and SEC Compliance Manager at Willis Towers Watson from 2015 to 2017. From 2007 to 2015, Mr. Green was an External Auditor at various public accounting firms. Mr. Green received a B.A. Degree in Accounting (Magna Cum Laude) from Flagler College.

There were no new compensatory arrangements or modifications to existing compensatory arrangements with, nor were there any grants or awards made to Mr. Green, in connection with his appointment. Mr. Green will continue to be eligible to participate in the Company’s compensation and benefit plans and programs made available to the Company’s employees.

There is no arrangement or understanding with any person pursuant to which Mr. Green was appointed as Vice President of Accounting and principal accounting officer, and there are no family relationships between Mr. Green and any director or executive officer of the Company. Additionally, Mr. Green does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure
On February 28, 2023, the Company issued a press release disclosing a repurchase of approximately 5.18 million shares of the Company's common stock, $0.001 par value per share, from Clearlake Capital Partners II (Master), L.P., an affiliate of Clearlake Capital Group. A copy of the press release is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2. of Form 8-K, the information furnished under this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description

10.1	First Amendment to Master Product Purchase Agreement, entered into on February 24, 2023, by and between Smart Sand, Inc. and EQT Production Company

99.1	Smart Sand, Inc. press release dated February 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SAND, INC.

Dated:	February 28, 2023	By:	/s/ Lee E. Beckelman
Lee E. Beckelman
Chief Financial Officer